UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 3, 2006

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Effective March 6, 2006 Nabi Biopharmaceuticals (the “Company”) entered into an Indemnification Agreement with Adam E. Logal, the Company’s interim Chief Financial Officer, Chief Accounting Officer and Treasurer. The form of the Company’s standard Indemnification Agreement is filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 6, 2006 Adam E. Logal was appointed interim Chief Financial Officer, Chief Accounting Officer and Treasurer in order to fill the vacancies created by the resignation of Mark Smith, who resigned as Chief Financial Officer, Chief Accounting Officer and Treasurer effective March 6, 2006. The Company reported Mr. Smith’s resignation in a Current Report on Form 8-K filed with the SEC on January 27, 2006. The Company has initiated a search for a candidate to permanently fill the positions of Chief Financial Officer, Chief Accounting Officer and Treasurer.

Mr. Logal, age 27, has served as the Company’s Director, Accounting and Reporting since April 2005. From June 2003 to April 2005 he served in various roles in the Company’s external reporting group, most recently as a Senior Manager, External Reporting and Taxation, and from November 2002 to June 2003 as an accountant in the Company’s manufacturing group. Prior to joining the Company, Mr. Logal served from May 2001 to November 2002 as a tax accountant at Spherion Corporation, a recruiting and staffing company. From November 2000 to May 2001, Mr. Logal served as a staff accountant for Dunn & Co., CPAs PA, a public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: March 9, 2006

By: /s/ Thomas H. McLain

        Name: Thomas H. McLain

        Title: Chairman, Chief Executive Officer,

                    and President